UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On November 18, 2019, Laboratory Corporation of America Holdings (the “Company”) issued a press release announcing its plans to offer, subject to market and other conditions, senior notes that are expected to be issued in two tranches (the “Notes”). The Notes will be senior unsecured obligations and will rank equally with the Company’s existing and future senior unsecured debt. A copy of the press release is being furnished with this Form 8-K as Exhibit 99.1. Concurrently with this offering, the Company issued a press release announcing its plan to conduct a cash tender offer for up to $300 million aggregate purchase price of its 4.625% Senior Notes due November 15, 2020 (the “Tender Offer”). A copy of the press release is being furnished with this Form 8-K as Exhibit 99.2.

The Company intends to use the net proceeds of the Notes offering for general corporate purposes that may include (1) the purchase, redemption or repayment at maturity of our outstanding 2.625 % Senior Notes due February 1, 2020, (2) funding of the concurrent Tender Offer, and (3) the repayment of some or all of the amounts outstanding under its term loan credit facilities.

The joint book-running managers for the offering are BofA Securities, US Bancorp and Wells Fargo Securities. The offering will be made pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission. A copy of the prospectus and related prospectus supplement may be obtained without charge from the Securities and Exchange Commission. Alternatively, a copy of the prospectus and related prospectus supplement may be obtained from BofA Securities by calling toll-free 1-800-294-1322, from US Bancorp by calling toll-free 1-877-558-2607, or from Wells Fargo Securities by calling toll-free 1-800-645-3751.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the accompanying prospectus. The announcement of the Tender Offer is neither an offer to purchase nor a solicitation of an offer to sell the 4.625% Senior Notes due November 15, 2020. The Tender Offer is being made solely by means of the Offer to Purchase that LabCorp is distributing to holders of the 4.625% Senior Notes due November 15, 2020.

Item 9.01	Financial Statements and Exhibits

(d)

99.1	Press Release dated November 18, 2019 issued by the Company titled “LabCorp Announces Proposed Sale of Notes”

99.2	Press Release dated November 18, 2019 issued by the Company titled “LabCorp Announces a Tender Offer for up to $3,000,000 Principal Amount of its Outstanding 4.625% Senior Notes Due 2020”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

Date: November 18, 2019

	By:	/s/ Sandra D. van der Vaart
Sandra D. van der Vaart
Senior Vice President, Global General Counsel and Secretary